As filed with the Securities and Exchange Commission on August 4, 2026.

Registration No. 333-297324

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Quanome Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	5047	82-1978491
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1475 Thorndale Avenue, Suite A

Itasca, Illinois 60143

(224) 446-9048

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yang Li
Chief Executive Officer
1475 Thorndale Avenue, Suite A
Itasca, Illinois 60143
(224) 446-9048
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Yao Zhang, Esq.

Shuang Li, Esq.

Sunsea Law Group P.C.

18300 Karman Ave Suite 970

Irvine, CA 92612

+1 (628) 588-2348

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED August 4, 2026

Quanome Technologies, Inc.

$120,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell up to $120,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “QNME”. On August 4, 2026, the closing price of our common stock was $0.6928 per share.

As of August 4, 2026, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $21,980,437, based on 31,726,959 shares of outstanding common stock held by non-affiliates out of a total of 34,427,559 at a price of $0.6928 per share, which was the closing price of our common stock on Nasdaq on August 4, 2026. During the 12 calendar months prior to and including the date of this prospectus, we did not sell any securities pursuant to General Instruction I.B.6 of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million (the “Baby Shelf Limitation”).

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, and on a continuous or delayed basis subject to the Baby Shelf Limitations. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Company Overview — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investors are purchasing securities of a Nevada holding company rather than securities of our People’s Republic of China (the “PRC”) and Cayman Islands subsidiaries. Subsequent to the disposal of American Bear Logistics Corp., substantially all of our business is operated through our wholly-owned subsidiary in the PRC, Hupan Pharmaceutical (Hubei) Co., Ltd. (“Hupan Pharmaceutical”). Such structure involves unique legal and operational risks to investors in our Common Stock. In particular, the PRC government has significant authority to exert influence on the ability of a company with substantive operations in the PRC to conduct its business, accept foreign investments or list on a U.S. or other foreign exchanges. For example, Hupan Pharmaceutical and/or the Company may face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, oversight on cybersecurity and data privacy. See “Risk Factors — Risks Related to Our Business Operations in the PRC — The PRC government may exert influence over Hupan Pharmaceutical’s operations, which could result in an adverse change in our operations.” and “— We may be required to complete filing procedures with the CSRC in connection with future offerings of our securities under this registration statement, and we cannot assure you that we will be able to complete such filings in a timely manner or at all.” Such risks could result in a material change in our operations and/or the value of our Common Stock or could significantly limit or completely hinder our ability to offer or continue to offer our Common Stock to investors and cause the value of such Common Stock to significantly decline or become worthless. In addition, under applicable PRC laws and regulations, our PRC subsidiary is subject to restrictions on foreign exchange and the remittance of funds to entities outside the PRC. See “Company Overview — Cash Transfer and Dividend Distribution” for details.

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”) and related regulations, if we have filed an audit report issued by a registered public accounting firm that the Public Company Accounting Oversight Board (the “PCAOB”) has determined that it is unable to inspect and investigate completely, the U.S. Securities and Exchange Commission (the “SEC”) will identify us as a “Commission-identified Issuer,” and the trading of our securities on any U.S. national securities exchange, as well as any over-the-counter trading in the United States, will be prohibited if we are identified as a Commission-identified Issuer for two consecutive years. Our independent registered public accounting firm is headquartered in Denver, Colorado, and has been inspected by the PCAOB on a regular basis. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restrictions on our access to the U.S. capital markets and trading of our securities.

The PRC government has oversight over the conduct of Hupan Pharmaceutical’s business, and its laws, regulations and policies may affect Hupan Pharmaceutical’s operations. The PRC government has recently published new policies that affected certain industries with respect to matters such as cybersecurity, data privacy, antitrust and competition, foreign investments, and overseas listings, and we cannot rule out the possibility that it will in the future release regulations or policies regarding Hupan Pharmaceutical’s industry that could adversely affect our financial condition and results of operations. Furthermore, the PRC regulatory authorities have recently issued new laws and regulations to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in PRC-based companies. Any such action, once taken by the PRC regulatory authorities, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. For so long as a significant portion of our business is operated through our PRC subsidiary, you should carefully consider the risks described under “Risk Factors — Risks Related to Our Business Operations in the PRC” before investing in our Common Stock.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using the “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $120,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Quanome” in this prospectus, we mean Quanome Technologies, Inc. (formerly Lakeside Holding Limited). When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean Quanome Technologies, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

ii

COMPANY OVERVIEW

Overview

Prior to February 12, 2026, in addition to engaging in the distribution of pharmaceutical products through Hupan Pharmaceutical (Hubei) Co., Ltd. (“Hupan Pharmaceutical”), we also operated as a U.S.-based integrated cross-border supply chain solutions provider with a strategic focus on the Asian market. On February 12, 2026, we transferred the operations of American Bear Logistics Corp. (“ABL Chicago”) to an unrelated third party, which obtained operational control and substantially all economic interests associated with the business. Following the transfer, we ceased substantive involvement in ABL Chicago’s cross-border freight forwarding and logistics business. The disposal represents a strategic shift in our operations and allows management to further streamline resources and focus on the development and expansion of our pharmaceutical distribution business.

Our continuing operations are focused on the distribution of pharmaceutical products in China through Hupan Pharmaceutical. Revenue from continuing pharmaceutical operations was primarily derived from selling infusion products, foods for special medical purposes, and specialty pharmaceuticals to hospitals, pharmaceutical distributors and other healthcare providers.

The Company is evaluating opportunities to reposition its business from traditional pharmaceutical distribution services toward quantum-enabled artificial intelligence and post-quantum cryptography. The Company intends to conduct these activities through its subsidiary, Quantum Nexus Technologies Ltd. (“Quantum Nexus”), a Cayman Islands exempted company incorporated in May 2026. As part of this strategic initiative, the Company expects to develop computational capabilities through Quantum Nexus that may have applications in therapeutic discovery. The Company may also pursue collaborations, acquisitions or other strategic transactions involving laboratories and research teams engaged in therapeutic discovery and clinical research. As of the date of this prospectus, the Company has not entered into any definitive agreement with respect to any such transaction, and there can be no assurance that any transaction will be consummated or, if consummated, as to its timing or terms. As of the date of this prospectus, the Company has not generated any revenue from these activities.

The Company continually evaluates potential opportunities to expand and diversify its business operations. Smart Reserve Holding LTD and Smart Reserve Inc were formed in connection with the Company’s preliminary evaluation of potential opportunities relating to digital asset business activities. As of the date of this prospectus, the Company has not commenced any such business and has not adopted any concrete operational plan relating thereto. Any future expansion initiatives may be affected by factors including market conditions, capital availability, regulatory developments, operational execution, technological requirements, and management resources.

To align with this strategic direction, effective August 3, 2026, the Company changed its corporate name from Lakeside Holding Limited to Quanome Technologies, Inc. Beginning with the opening of trading on August 4, 2026, the Company’s common stock began trading on the Nasdaq Capital Market under the Company’s new corporate name and the new ticker symbol “QNME.”

Solutions and Services

Subsequent to the disposal of American Bear Logistics Corp., substantially all of our business is operated through Hupan Pharmaceutical. Our current operations are positioned in the midstream segment of the pharmaceutical industrial ecosystem, operating between upstream pharmaceutical manufacturers and downstream medical end customers. We do not manufacture the products that we distribute. We source products from multiple manufacturers and suppliers, and distribute them primarily to hospitals, pharmaceutical distributors and other healthcare providers. Our principal product categories currently include infusion products, foods for special medical purposes, and specialty pharmaceuticals.

Our distribution activities generally involve identifying products suitable for our customer base, coordinating procurement from manufacturers and suppliers, arranging orders and facilitating delivery through logistics and warehousing service providers. Our ability to conduct these activities depends on our relationships with manufacturers, suppliers, agents, customers and other service providers involved in the distribution process.

We conduct sales primarily through agents who assist with customer development, order coordination and ongoing customer relationships. Our sales process may involve hospital procurement procedures, distributor purchase orders, government or regional bidding programs and other applicable procurement arrangements. During the past three fiscal quarters ended March 31, 2026, we recognized revenue from more than 55 customers, approximately five of whom accounted for more than 10% of our total revenue each.

Changes in procurement prices, bidding cycles, hospital demand, government price controls, healthcare reforms, and product availability may lead to fluctuations in our revenue and gross profit margins. In addition, market price competition and participation in government procurement programs may compress profit margins. Because profitability varies among our product categories, adjusting the revenue mix of our product offerings may partially offset such margin pressure.

Meanwhile, we expect to capture additional business growth opportunities and access new business segments in response to industry developments, such as population aging, increased sales volume of innovative and biologic drugs, rising demand for hospital supply, processing and distribution services, expansion of primary medical institutions and direct-to-patient specialty pharmacies, growing demand for professional pharmaceutical logistics services, and consolidation in the pharmaceutical distribution industry. Our ability to pursue these opportunities will depend on, among other factors, customer demand, regulatory requirements, supplier relationships, available capital and our operational capabilities.

Our Operations in the PRC

As of the date of this prospectus, substantially all of our business is operated through our directly wholly-owned subsidiary in the PRC, Hupan Pharmaceutical. Such structure involves unique legal and operational risks to investors in our Common Stock. In particular, the PRC government has significant authority to exert influence on the ability of a company with substantive operations in the PRC, such as us, to conduct its business, accept foreign investments or list on a U.S. or other foreign exchanges. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, oversight on cybersecurity and data privacy. Such risks could result in a material change in our operations and/or the value of our Common Stock or could significantly limit or completely hinder our ability to offer or continue to offer our Common Stock to investors and cause the value of such Common Stock to significantly decline or become worthless. As we are a company with substantive business operations in the PRC, you should pay special attention to risk factors included herein.

The PRC government has significant oversight over the conduct of our business and its laws, regulations and policies may intervene or influence our operations at any time. The PRC government has recently published new policies that affected certain industries with respect to matters such as cybersecurity, data privacy, antitrust and competition, foreign investments, and overseas listings, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC regulatory authorities have recently issued new laws and regulations to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in PRC-based companies. Any such action, once taken by the PRC regulatory authorities, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. See “Risk Factors—Risks Related to Our Business Operations in the PRC — The PRC government may exert significant influence over Hupan Pharmaceutical’s operations, which could result in an adverse change in our operations” and “— Compliance with the PRC’s laws, regulations and guidelines relating to data security, cybersecurity and privacy and any other future laws and regulations may entail significant expenses and could affect our business” in this prospectus.

Our ability to transfer cash within our corporate group and to distribute earnings to our shareholders is subject to applicable PRC laws and regulations governing foreign exchange and cross-border remittances. As a Nevada holding company, we may rely on dividends and other distributions from Hupan Pharmaceutical to fund our operations, satisfy our cash and financing requirements and make distributions to our shareholders. The ability of Hupan Pharmaceutical to make such distributions may also be subject to restrictions under applicable debt arrangements, if any. Accordingly, our ability to transfer funds from our PRC subsidiary to Quanome or to U.S. investors may be limited. For additional information, see “Company Overview — Cash Transfer and Dividend Distribution” and “Risk Factors — Risks Related to Our Business Operations in the PRC — Restrictions on the ability of our PRC subsidiary to make dividends and other distributions to us could limit our ability to fund our operations and make distributions to shareholders.” in this prospectus.

We are subject to a number of prohibitions, restrictions and potential delisting risks under the HFCAA. Pursuant to the HFCAA and related regulations, if we have filed an audit report issued by a registered public accounting firm that the PCAOB has determined that it is unable to inspect and investigate completely, the SEC will identify us as a “Commission-identified Issuer,” and the trading of our securities on any U.S. national securities exchange, as well as any over-the-counter trading in the United States, will be prohibited if we are identified as a Commission-identified Issuer for two consecutive years. Our independent registered public accounting firm is headquartered in Denver, Colorado, and has been inspected by the PCAOB on a regular basis. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restrictions on our access to the U.S. capital markets and trading of our securities. For additional information, see “Risk Factors — Risks Related to Our Business Operations in the PRC — The enacted Holding Foreign Companies Accountable Act and the Accelerating Holding Foreign Companies Accountable Act call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors. These developments could add uncertainties to the market for our common stock” in this prospectus.

Cash Transfer and Dividend Distribution

Quanome may transfer cash to its PRC and Cayman Islands subsidiaries through capital injections and intra-group loans. Cash may also be transferred through our organization by way of intra-group transactions. If Hupan Pharmaceutical realizes accumulated after-tax profits, it may, upon satisfaction of relevant statutory conditions and procedures, pay dividends or distribute earnings to Quanome, which, in turn, may transfer cash to Quanome through dividends or other distributions. With necessary funds, Quanome may pay dividends or make other distributions to U.S. investors and service any debt it may have incurred. During the fiscal year ended June 30, 2026 and as of the date of this prospectus, no assets other than cash were transferred between Quanome and a subsidiary, no subsidiaries paid dividends or made other distributions to Quanome, and no dividends or distributions were paid or made to U.S. investors. Quanome and its subsidiaries currently do not have a cash management policy in place.

Under PRC laws and regulations, we are subject to restrictions on foreign exchange and cross-border cash transfers, including to U.S. investors. Our ability to distribute earnings to Quanome and U.S. investors is also limited. Quanome is a Nevada holding company and it may rely on dividends and other distributions on equity paid by its PRC subsidiary for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders and service any debt it may incur. When the PRC subsidiary incurs debt on its own behalf, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to Quanome. Under PRC laws and regulations, the PRC subsidiary may pay dividends only out of its respective accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a PRC company is required to set aside at least 10% of its after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. At its discretion, a PRC company may allocate a portion of its after-tax profits based on PRC accounting standards to a staff welfare and bonus fund. These reserve fund and staff welfare and bonus fund cannot be distributed to Quanome as dividends. In addition, the PRC subsidiary generate its revenue primarily in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of the PRC subsidiary to pay dividends to Quanome.

Corporate Information

Quanome Technologies, Inc. (formerly Lakeside Holding Limited) was incorporated under the laws of the State of Nevada on August 28, 2023. On July 31, 2026, Quanome filed with the Secretary of State of the State of Nevada a Certificate of Amendment to change its name from “Lakeside Holding Limited” to “Quanome Technologies, Inc.” (the “Name Change Amendment”). The Name Change Amendment became effective at 5:00 p.m. Eastern Time on August 3, 2026. Beginning with the opening of trading on August 4, 2026, the Company’s common stock began trading on The Nasdaq Capital Market under the Company’s new corporate name, Quanome Technologies, Inc., and the new ticker symbol “QNME” (the “Symbol Change”). The CUSIP number for the Company’s common stock did not change in connection with the Name Change Amendment or the Symbol Change.

Hupan Pharmaceutical was incorporated in the People’s Republic of China on November 21, 2024. Smart Reserve Holding LTD, Smart Reserve Inc and Quantum Nexus Technologies Ltd. were incorporated in the Cayman Islands on September 16, 2025, September 25, 2025, and May 15, 2026, respectively. Quanome Technologies, Inc. (formerly Lakeside Holding Limited) is a holding company, and Hupan Pharmaceutical, Smart Reserve Holding LTD, Smart Reserve Inc, Quantum Nexus are our operating subsidiaries through which all of our business is conducted. Our principal executive office is located at 1475 Thorndale Avenue, Suite A, Itasca, Illinois 60143, and our telephone number is (224) 446-9048.

Our website address is www.lakeside-holding.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. We have included our website address as an inactive textual reference only.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended, or the Securities Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies.

Accordingly, in this prospectus, we (i) have presented only two years of audited financial statements; and (ii) have not included a compensation discussion and analysis of our executive compensation programs. In addition, for so long as we are an emerging growth company, among other exemptions, we will:

●	not be required to engage an independent registered public accounting firm to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

●	not be required to comply with the requirement in Public Company Accounting Oversight Board Auditing Standard 3101, The Auditor’s Report on an Audit of Financial Statements When the Auditor Expresses an Unqualified Opinion, to communicate critical audit matters in the auditor’s report;

●	be permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, including in this prospectus;

●	not be required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation; or

●	not be required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes.”

We will remain an “emerging growth company” until the earliest occurrence of:

●	our reporting of $1.235 billion or more in annual gross revenue;

●	our becoming a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates;

●	our issuance, in any three-year period, of more than $1.0 billion in non-convertible debt; and

●	the fiscal year end following the fifth anniversary of the completion of this initial public offering.

The Jumpstart Our Business Startups Act of 2012, or the JOBS Act, also permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use this extended transition period under the JOBS Act.

We also qualify as a “smaller reporting company,” meaning that the market value of our common stock is less than $700.0 million and our annual revenue is less than $100.0 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our common stock is less than $250.0 million or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock is less than $700.0 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

RISK FACTORS

Investment in our securities involves risks. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the risk factors set forth below, the risk factors contained in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all other information contained in or incorporated by reference into this prospectus and the applicable prospectus supplement, as updated by our subsequent filings under the Exchange Act. The risks and uncertainties we have described are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements” in this prospectus.

Risks Related to Our Securities

If we are unable to regain and maintain compliance with Nasdaq listing standards, our common stock could be delisted, which could adversely affect the liquidity of our common stock and our ability to raise capital.

On January 7, 2026, we received notice from Nasdaq that we were not in compliance with the minimum bid price requirement because the closing bid price of our common stock had remained below $1.00 per share for 30 consecutive business days. On July 9, 2026, the Company received a second notice (the “Second Notice”) from Nasdaq indicating that, while the Company has not yet regained compliance with the bid price requirement, the Staff has determined that the Company is eligible for an additional 180 calendar day period, or until January 4, 2027 (the “Second Compliance Period”), to regain compliance. According to the Second Notice, the Staff’s determination was based on (i) the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the bid price requirement, and (ii) the Company’s written notice of its intention to cure the deficiency during the Second Compliance Period by effecting a reverse stock split, if necessary. However, there can be no assurance that we will be able to regain or maintain compliance with Nasdaq’s listing requirements.

If our common stock is delisted from Nasdaq, the market liquidity of our common stock could be materially adversely affected, and our ability to raise capital on favorable terms, or at all, could be impaired. Delisting could also adversely affect investor confidence, analyst coverage, and business development opportunities. In addition, our common stock could become subject to the SEC’s penny stock rules, which may further reduce trading activity and limit investors’ ability to buy or sell our common stock.

If you purchase our securities, you may experience future dilution as a result of future equity offerings or other prior equity issuances.

We may seek additional capital in the future due to market conditions, strategic opportunities or other considerations, even if we believe we have sufficient funds for our current operating plans. To raise additional capital, we may issue additional shares of our common stock or securities convertible into, exchangeable for, or exercisable for our common stock. We cannot assure you that future issuances will be made at a price equal to or greater than the price paid by investors in this offering, and investors in future financings may receive rights, preferences or privileges senior to those of existing stockholders.

In addition, as of the date of this prospectus, we have outstanding warrants to purchase shares of our common stock. Certain of these warrants contain anti-dilution and price-adjustment provisions that may, under specified circumstances, reduce the applicable exercise price and increase the number of shares issuable upon exercise. The exercise of such warrants, or adjustments pursuant to their terms, could result in additional dilution to our stockholders.

The market price of our common stock and the trading volume of our common stock have been and may continue to be volatile, and such volatility could cause the market price of our common stock to decrease.

Between August 4, 2025, and August 4, 2026, the market price of our common stock fluctuated from a low of $0.2504 per share to a high of $1.68 per share, and our stock price continues to fluctuate. The market price and trading volume of our common stock may continue to fluctuate in response to numerous factors, some of which are beyond our control, such as:

●	our ability to maintain or increase sales of our products;

●	our ability to maintain and expand relationships with pharmaceutical manufacturers and suppliers;

●	changes in supply terms, pricing arrangements, product availability, or procurement costs;

●	announcements by us or our competitors regarding acquisitions, strategic alliances, new products, or other business developments;

●	changes in reimbursement policies, healthcare regulations, or governmental oversight affecting our products or customers;

●	developments concerning regulatory oversight and approvals;

●	changes in earnings estimates or recommendations by securities analysts, if our common stock is covered by analysts;

●	successes or challenges in our collaborative arrangements or alternative funding sources;

●	developments affecting the pharmaceutical distribution, healthcare, and life sciences industries;

●	actual or perceived changes in the interpretation or enforcement of laws, regulations, and governmental policies in China that affect our business, industry, or corporate structure;

●	adverse effects on our business condition and results of operations from general economic and market conditions and overall fluctuations in the United States and international markets;

●	future issuances of common stock or other securities;

●	the addition or departure of key personnel; and

●	general market conditions and other factors, including factors unrelated to our operating performance.

Further, the stock market in general, and the securities of smaller-cap healthcare and pharmaceutical companies in particular, have experienced significant price and volume volatility. Continued market fluctuations could result in substantial volatility in the market price of our common stock, which could cause investors to lose some or all of their investment.

Risks Related to Our Business Operations in the PRC

The PRC government may exert significant influence over Hupan Pharmaceutical’s operations, which could result in an adverse change in our operations.

Our directly wholly-owned subsidiary, Hupan Pharmaceutical, is a China-based company and has business operations in the PRC. Accordingly, the PRC government has significant oversight, control and discretion over the conduct of Hupan Pharmaceutical’s business and may intervene or influence our operations at any time. The PRC government has recently published new policies that significantly affected certain industries, and we cannot rule out the possibility that it will in the future do the same regarding Hupan Pharmaceutical’s industry, including policies that could require us to seek permission from the PRC authorities to continue to operate our PRC business.

In February 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”), which came into effect on March 31, 2023. The Trial Measures comprehensively improve and reform the existing regulatory regime for overseas offering and listing of PRC domestic companies’ securities and regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime.

In February 2023, the CSRC and other PRC governmental authorities jointly issued the Provisions on Strengthening the Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality Provisions”), which came into effect on March 31, 2023. According to the Confidentiality Provisions, PRC domestic companies that directly or indirectly conduct overseas offerings and listings shall strictly abide by the laws and regulations on confidentiality when providing or publicly disclosing, whether directly or through their overseas listed entities, materials to securities services providers. In the event such materials contain state secrets or working secrets of government agencies, PRC domestic companies shall first obtain approval from authorities, and file with the secrecy administrative department at the same level with the approving authority; in the event that such materials, if divulged, will jeopardize national security or public interest, PRC domestic companies shall comply with procedures stipulated by national regulations.

Following the disposition of our U.S. business in February 2026, a substantial majority of our current revenue is derived from its PRC operations. We intend to develop additional business lines through subsidiaries in the Cayman Islands. However, these planned businesses remain subject to development and commercialization risks, and there can be no assurance that we will successfully establish meaningful operations or generate material revenue outside China.

If (i) we mistakenly conclude that certain regulatory filings, permissions and approvals are not required, (ii) applicable laws, regulations, or interpretations change, or (iii) we are required to obtain such filings, permissions or approvals in the future, we may be unable to obtain them in a timely manner, or at all, and such filings, permissions or approvals may be denied or rescinded even if obtained. We may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies if we are unable to comply with such requirements, which may result in fines and penalties, restrictions on our operations, having to delist from a stock exchange outside of China, the halting of securities offerings to foreign investors and/or other actions that could materially and adversely affect our operations.

Any such actions or sanctions, once taken by the PRC government, could significantly limit delay or hinder our ability to offer or continue to offer securities to investors. We currently expect to fund our operations primarily through cash generated from our existing business operations and, as appropriate, through future capital raising activities. To the extent additional capital is required to support the research and development, commercialization or expansion of our planned quantum-enabled artificial intelligence, post-quantum cryptography or other new business initiatives, including any strategic acquisitions or collaborations, our ability to successfully pursue such initiatives may depend in part on our ability to access the capital markets. If governmental actions or regulatory restrictions were to limit, delay or prevent us from conducting future securities offerings, our ability to obtain additional financing could be adversely affected, which could in turn delay or limit the development, commercialization or expansion of our planned new business activities.

Changes in political, economic and other policies of the PRC government could have a material adverse effect on the overall economic growth of the PRC, which could reduce the demand for products offered by Hupan Pharmaceutical, and therefore adversely affect our financial results.

The PRC government has implemented various measures to promote economic development and regulate the allocation of resources. Although some of these measures may benefit the PRC economy generally, they may adversely affect Hupan Pharmaceutical’s medical product wholesale and distribution operations.

Hupan Pharmaceutical’s ability to maintain and grow its business in the PRC depends on a number of factors beyond our control, including macroeconomic and market conditions, demand for medical and healthcare products, changes in healthcare and pharmaceutical distribution policies, product pricing and reimbursement policies, procurement practices, import and export requirements, supply chain conditions, tax policies and the interpretation and enforcement of applicable laws and regulations. Changes in government procurement programs, centralized purchasing policies, distribution licensing requirements or restrictions on the sale, storage, transportation or importation of medical products could affect the products Hupan Pharmaceutical is permitted to distribute, the prices and margins at which it operates, and its ability to maintain relationships with suppliers and customers.

If Hupan Pharmaceutical is unable to adapt to these regulatory, policy or market developments in a timely and effective manner, our results of operations, financial condition and prospects could be materially and adversely affected.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

The PRC legal system is a civil law system based on written codes and statutes. Unlike the common law system, prior court decisions may be cited as persuasive authority, but have limited precedential value. Since the late 1970s, the PRC government has promulgated a comprehensive system of laws, rules and regulations governing economic matters in general. In particular, as a result of the recency of implementation of certain laws and regulations, the non-precedential nature of court decisions, and the discretion regulators have in interpretation and enforcement of such laws, rules and regulations, the PRC legal system involves significant uncertainties, and can be inconsistent in its implementation, interpretation and enforcement. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we may experience. These uncertainties may impede our ability to enforce our contracts and could materially and adversely affect our business, financial condition and results of operation.

The PRC legal system is based in part on government policies and internal rules which may be amended from time to time with little advance notice. We may not be aware of our violation of these policies and rules until after the occurrence of the violation. As a result, sudden or unexpected changes in laws and regulations in the PRC with little advance notice could result in a material change in our operations and/or the value of the securities we are registering for sale.

Restrictions on the ability of our PRC subsidiary to make dividends and other distributions to us could limit our ability to fund our operations and make distributions to shareholders.

We are a Nevada holding company that conducts a significant portion of our business through our wholly owned PRC subsidiary. As a holding company, we may rely on dividends and other distributions from Hupan Pharmaceutical to satisfy our cash and financing requirements, including funding our operations, pursuing strategic growth initiatives, servicing any indebtedness and making distributions to Quanome’s shareholders.

Under applicable PRC laws and regulations, dividends and other distributions by our PRC subsidiary are subject to various restrictions and procedures, including those relating to foreign exchange registration and the conversion of Renminbi into foreign currencies. In addition, Hupan Pharmaceutical may make distributions to us only out of its accumulated after-tax profits, if any, as determined in accordance with PRC accounting standards and regulations. PRC laws also require enterprises to set aside a portion of their after-tax profits each year to fund certain statutory reserve funds before they may distribute dividends. These reserve funds are not distributable as cash dividends.

Furthermore, if Hupan Pharmaceutical incurs debt in the future, the instruments governing such indebtedness may restrict its ability to pay dividends or make other distributions to us. Any limitation on the ability of Hupan Pharmaceutical to transfer funds to us could adversely affect our liquidity and our ability to fund our operations, pursue acquisitions or other strategic transactions, support the development and commercialization of new business initiatives or make distributions to Quanome’s shareholders.

As a result, there can be no assurance that our PRC subsidiary will be able to make dividends or other distributions to us in the amounts or at the times we anticipate, or at all. Any restrictions on cash transfers within our corporate group could materially and adversely affect our business, financial condition, results of operations and the value of our securities.

Implementation of the labor laws and regulations in the PRC may adversely affect our business and results of operations, and failure to fully comply with PRC labor-related laws may expose us to potential liabilities and penalties.

Pursuant to the PRC Labor Contract Law, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. It is uncertain as to how the labor contract law and its implementation rules will affect Hupan Pharmaceutical’s current employment policies and practices. Hupan Pharmaceutical’s employment policies and practices may violate the labor contract law or its implementation rules, and we may thus be subject to related penalties, fines or legal fees.

Compliance with the labor contract law and its implementation rules may increase the operating expenses. In the event that Hupan Pharmaceutical decides to terminate some of its employees or otherwise change its employment or labor practices, the labor contract law and its implementation rules may also limit its ability to effect those changes in a desirable or cost-effective manner, which could adversely affect its business and results of operations. According to the Social Insurance Law, employees must participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance and maternity insurance, and the employers must, together with their employees or separately, pay the social insurance premiums for such employees. The PRC government’s enhanced measures relating to social insurance collection may lead to stricter enforcement.

As the interpretation and implementation of these laws and regulations are still evolving, there can be no assurance that Hupan Pharmaceutical’s employment practice policy will at all times be deemed to be in full compliance with labor-related laws and regulations in the PRC, which may subject Hupan Pharmaceutical to labor disputes or government investigations. If Hupan Pharmaceutical is deemed to have violated relevant labor laws and regulations, it could be required to provide additional compensation to its employees, and, therefore, our financial condition and results of operations could be materially and adversely affected.

Fluctuations in exchange rates may result in foreign currency exchange losses.

The change in the value of the Renminbi against other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and the PRC’s foreign exchange policies, as well as supply and demand in the local market. We are exposed to the risks of market forces or government policies and their impact on the exchange rate between Renminbi or other currencies in the future. Subsequent to the disposal of our U.S. logistics business in February 2026 and as of the date of this prospectus, most of our revenue and costs are denominated in Renminbi and most of our cash are also denominated in Renminbi. Any significant fluctuations in the value of the Renminbi may materially and adversely affect our liquidity and cash flows.

Changes in the relations between the PRC and the United States may affect our business, financial condition and results of operations.

Due to Hupan Pharmaceutical’s operations in the PRC, our business, results of operations and financial condition may be influenced to a certain degree by changes in government relations between the PRC and the United States or other governments. There is significant uncertainty about the future relationship between the United States and the PRC with respect to trade policies, treaties, government regulations and tariffs.

The PRC’s political relationships with those foreign countries and regions may affect our current and future relationships with third parties. There can be no assurance that our existing or potential collaborators will not alter their perception of us or their preferences as a result of adverse changes to the state of political relationships between the PRC and the relevant foreign countries or regions, and such alteration may cause a decline in the demand for Hupan Pharmaceutical’s products, and adversely affect our business, financial condition, results of operations, cash flows and prospects.

In July 2021, the PRC government provided new guidance on the PRC-based companies raising capital outside of the PRC, including through arrangements called variable interest entities (“VIEs”). In light of such developments, the SEC has imposed enhanced disclosure requirements on the PRC-based companies seeking to register securities with the SEC. Although Hupan Pharmaceutical is our directly wholly-owned subsidiary and we do not have a VIE structure, due to operations in the PRC, any future PRC, U.S. or other rules and regulations that place restrictions on capital raising or other activities by companies with operations in the PRC could affect our business and results of operations. Changes in the state of relations between the PRC and the United States or other governments are difficult to predict and could adversely affect our operations and our business in the PRC and United States.

You may experience difficulties in effecting service of legal process upon, enforcing foreign judgments against, or bringing original actions in the PRC against us or certain of our directors and officers, and your ability to protect your interests through the U.S. courts may be limited.

A substantial portion of our operations and assets are located in the PRC. In addition, certain of our directors and executive officers reside in the PRC, and substantially all or a significant portion of the assets of such individuals may be located outside the United States. As a result, it may be difficult or costly for investors to effect service of process within the United States upon us or such persons, or to bring actions in the United States against us or such persons based on the civil liability provisions of the U.S. federal securities laws or the securities laws of any state in the United States.

Even if an investor successfully obtains a judgment against us or any of our directors or officers in a U.S. court, the investor may not be able to enforce that judgment against assets located in the PRC. The recognition and enforcement of foreign judgments in the PRC are governed by the PRC Civil Procedure Law. PRC courts may recognize and enforce a foreign judgment pursuant to an applicable treaty or on the basis of reciprocity, subject to the satisfaction of applicable statutory requirements and public-policy considerations. The PRC and the United States do not currently have a bilateral treaty providing for the reciprocal recognition and enforcement of civil and commercial judgments. Accordingly, there is substantial uncertainty as to whether, and under what circumstances, a PRC court would recognize or enforce a judgment rendered by a U.S. court against us or our directors or officers, particularly a judgment predicated upon the civil liability provisions of U.S. federal or state securities laws.

There is also uncertainty as to whether PRC courts would entertain an original action brought in the PRC against us or our directors or officers based solely upon U.S. federal or state securities laws. Investors seeking to bring such an action in the PRC may be required to establish an independent cause of action under PRC law, satisfy applicable jurisdictional and procedural requirements, arrange for the translation, notarization and authentication of evidence generated outside the PRC, and incur significant legal fees and other costs. Such proceedings may be time-consuming, and the remedies available under PRC law may differ from, or be more limited than, the remedies available under U.S. securities laws.

Accordingly, investors may face significant practical and legal obstacles, as well as substantial costs and delays, in pursuing claims against us or our directors and officers and in enforcing judgments against assets located in the PRC. As a result, your ability to protect your interests and obtain an effective remedy for violations of U.S. federal or state securities laws may be materially limited.

We may be required to complete filing procedures with the CSRC in connection with future offerings of our securities under this registration statement, and we cannot assure you that we will be able to complete such filings in a timely manner or at all.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, together with five supporting guidelines, which became effective on March 31, 2023. The Trial Measures establish a filing-based regulatory regime for direct and indirect overseas securities offerings and listings by PRC domestic companies, including certain subsequent offerings conducted by companies that are already listed on an overseas stock exchange.

Under the Trial Measures, an overseas offering and listing by an issuer will be deemed an indirect overseas offering and listing by a PRC domestic company if both of the following conditions are satisfied: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets, as reflected in its audited consolidated financial statements for the most recently completed fiscal year, is attributable to PRC domestic companies; and (ii) the principal parts of the issuer’s business activities are conducted in mainland China, its principal place of business is located in mainland China, or the majority of the senior management personnel responsible for its business operations and management are PRC citizens or have their usual places of residence in mainland China. The determination is made based on the substance of the issuer’s activities and other relevant facts and circumstances.

We are filing the registration statement of which this prospectus forms a part to register securities that we may offer and sell from time to time. We believe that the filing or effectiveness of this registration statement, by itself, does not constitute a completed overseas securities offering requiring a filing with the CSRC under the Trial Measures. However, the CSRC or other relevant PRC governmental authorities may reach a different conclusion.

If, at the time of a future offering or takedown under this registration statement, our operations satisfy the criteria for an indirect overseas offering and listing by a PRC domestic company under the Trial Measures, including because our PRC operations continue to account for 50% or more of one or more of the applicable financial measures and the other applicable condition is also satisfied, such offering may be regarded as a subsequent overseas securities offering in the same overseas market. In that event, we may be required to complete a filing with the CSRC within three working days after the completion of such offering. The applicable filing requirements may depend on the structure, timing and terms of the particular offering, as well as the facts and circumstances existing at that time.

There remain uncertainties regarding the interpretation, implementation and enforcement of the Trial Measures and the related guidance. We cannot assure you that the CSRC or other relevant PRC governmental authorities will agree with our determination that no filing is required in connection with the filing of this registration statement, or that any future offering under this registration statement will not require a CSRC filing. If a filing is required in connection with a future offering, we cannot assure you that we will be able to complete it in a timely manner or at all.

If we fail to complete any required CSRC filing, or if the CSRC determines that we have conducted an overseas securities offering without satisfying the applicable filing requirements, we may be subject to regulatory actions, including orders to rectify, warnings and monetary penalties. Such actions could delay or prevent us from completing future offerings under this registration statement, limit our ability to raise capital, materially and adversely affect our business, financial condition and results of operations, and cause the value of our securities to decline significantly or become worthless.

Compliance with the PRC’s laws, regulations and guidelines relating to data security, cybersecurity and privacy and any other future laws and regulations may entail significant expenses and could affect our business.

The PRC has implemented or will implement rules and is considering a number of additional proposals relating to data protection. The Data Security Law provides that the data processing activities must be conducted based on “data classification and hierarchical protection system” for the purpose of data protection and prohibits entities in the PRC from transferring data stored in the PRC to foreign law enforcement agencies or judicial authorities without prior approval by the PRC government. Additionally, the PRC’s Cybersecurity Law and the Administrative Measures for the Hierarchical Protection of Information Security require companies to take certain organizational, technical and administrative measures and other necessary measures to ensure the security of their networks and data stored on their networks. Under the rules, regulations and guidelines relating to the multi-level protection scheme, entities operating information systems must have a thorough assessment of the risks and the conditions of their information and network systems to determine the level of the entity’s information and network systems.

Recently, the Cybersecurity Administration of China (“CAC”) has taken action against several PRC internet companies in connection with their initial public offerings on U.S. securities exchanges for alleged national security risks and improper collection and use of the personal information of PRC data subjects. According to the official announcement, the action was initiated based on the National Security Law, the Cyber Security Law and the Cybersecurity Review Measures, which are aimed at “preventing national data security risks, maintaining national security and safeguarding public interests.”

Pursuant to the Cybersecurity Review Measures, critical information infrastructure operators procuring network products and services, and online platform operators (as opposed to “data processors” in the Revised Draft CAC Measures) carrying out data processing activities which affect or may affect national security, shall conduct a cybersecurity review pursuant to the provisions therein. In addition, online platform operators possessing personal information of more than one million users seeking to be listed on foreign stock markets must apply for a cybersecurity review.

On September 24, 2024, the State Council of the PRC published the Network Data Regulations, which became effective on January 1, 2025. The Network Data Regulations provide detailed implementing rules and guidance on various aspects of data compliance requirements under the existing data protection framework pillars of the Cybersecurity Law, the PRC Data Security Law and the PRC Personal Information Protection Law. The Network Data Regulations supplement the requirements on several aspects of the PRC Personal Information Protection Law regarding notification, consent, and the exercise of personal rights, provide more detail on compliance requirements for processors of important data, and also provide more guidance to streamline cross-border data transfers.

As of the date of this prospectus, neither we nor Hupan Pharmaceutical has received any notice from any PRC regulatory authority identifying us as a “critical information infrastructure operator,” “online platform operator” or “data processor,” or requiring us to go through the cybersecurity review procedures pursuant to the Cybersecurity Review Measures and Regulation on Network Data Security Management (the “Network Data Regulations”). Based on our understanding of the Cybersecurity Review Measures, and the Network Data Regulations, we believe it is unlikely that Hupan Pharmaceutical will become subject to cybersecurity review by the CAC for issuing securities to foreign investors because: (i) the business customer information Hupan Pharmaceutical handles in its business operations, either by its nature or in scale, does not normally trigger significant concerns over PRC national security and (ii) Hupan Pharmaceutical has not processed, and does not anticipate to process in the foreseeable future, personal information for more than one million users or persons. However, there remains uncertainty as to how the Cybersecurity Review Measures, and the Network Data Regulations, if enacted as currently proposed, will be interpreted or implemented. Furthermore, there remains uncertainty as to whether the PRC regulatory authorities may adopt new laws, regulations, rules, or detailed implementation and interpretation in relation, or in addition, to the Revised CAC Measures and the Draft Management Regulations. While we intend to closely monitor the evolving laws and regulations in this area and take all reasonable measures to mitigate compliance risks, we cannot guarantee that Hupan Pharmaceutical’s business and operations will not be adversely affected by the potential impact of the Cybersecurity Review Measures, the Network Data Regulation or other laws and regulations related to cybersecurity, privacy and data security.

Furthermore, the Personal Information Protection Law provides a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in the PRC, and the processing of personal information of persons in the PRC outside of the PRC if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in the PRC. The Personal Information Protection Law also provides that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to be set by PRC cyberspace regulators are also required to store in the PRC personal information generated or collected in the PRC, and to pass a security assessment administered by PRC cyberspace regulators for any export of such personal information. Lastly, the Personal Information Protection Law contains proposals for significant fines for serious violations of up to approximately $7.2 million or 5% of annual revenues from the prior year and may also be ordered to suspend any related activity by competent authorities. Neither we nor Hupan Pharmaceutical currently maintain, or intend to maintain in the future, personally identifiable health information of patients in the PRC.

Interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation or changes in enforcement. Compliance with the PRC’s new Cyber Security Law and Data Security Law could significantly increase the cost to us of conducting our business, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, offerings or platform could fail to meet all of the requirements imposed on us by the Cyber Security Law, the Data Security Law and/or related implementing regulations. Any failure on our part to comply with such law or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing counterparties from contracting with us or result in investigations, fines, suspension or other penalties by PRC government authorities and private claims or litigation, any of which could adversely affect our business, financial condition and results of operations. Even if our practices are not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations. Moreover, the legal uncertainty created by the Data Security Law, the Cybersecurity Review Measures and the recent PRC government actions could adversely affect our ability, on favorable terms, to raise capital.

The enacted “Holding Foreign Companies Accountable Act” and the “Accelerating Holding Foreign Companies Accountable Act” call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors. These developments could add uncertainties to the market for our common stock.

The HFCAA requires certain issuers of securities to establish that they are not owned or controlled by a foreign government. Specifically, an issuer must make this certification if the PCAOB is unable to audit specified reports because the issuer has retained a foreign public accounting firm not subject to inspection by the PCAOB. Furthermore, if the PCAOB is unable to inspect the issuer’s public accounting firm for three consecutive years, the issuer’s securities are banned from trading on a national exchange or through other methods. In December 2022, the Accelerating Holding Foreign Companies Accountable Act amended the HFCAA by decreasing the number of non-inspection years from three to two, thus reducing the time period before our common stock may be prohibited from trading or delisted if the PCAOB were to determine that it could not inspect our auditor.

In March 2021, the SEC adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the HFCAA. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. In December 2021, the SEC adopted amendments finalizing such rules to require that any such identified registrant is required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and to also required to disclose in the registrant’s annual report the audit arrangements of, and governmental influence on, such a registrant.

In December 2021, the PCAOB issued a Determination Report which found that the PCAOB was then unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC, because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. The PCAOB has made such designations as mandated under the HFCAA. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future.

In August 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. In December 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. While vacating those determinations, the PCAOB noted that, should it encounter any impediment to conducting an inspection or investigation of auditors in mainland China or Hong Kong as a result of a position taken by any authority there, the PCAOB will consider the need to issue a new determination. Notwithstanding the foregoing, if the PCAOB is not able to inspect and investigate completely our auditor’s work papers in China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA.

Our auditor, ZH CPA, LLC, an independent public accounting firm registered with the PCAOB, is headquartered in Denver, Colorado. Our auditor is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restrictions on our access to the U.S. capital markets and trading of our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement or free writing prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, goals, beliefs, future growth strategies, objectives, plans and current expectations and the statements set forth in the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and in our other filings with the SEC. The words “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “could,” “potentially” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the risks set forth in the section captioned “Risk Factors” in this prospectus, our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and in our other filings with the SEC. We do not assume any obligation to update any forward-looking statements, except as required by law.

Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of Quanome’s capital stock (which includes a description of securities that Quanome may offer pursuant to the registration statement of which this prospectus is a part) and other securities Quanome may offer. This description is summarized from, and qualified in its entirety by reference to Quanome’s articles of incorporation and bylaws, as they may be amended from time to time, any certificates of designations through which Quanome may establish the terms and conditions of particular series of stock, other documents governing the terms and conditions of particular securities and applicable provisions of Nevada law.

General

Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 34,427,559 shares of Common Stock are issued and outstanding. Unless our Board determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Each share of our common stock is entitled to one vote on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Holders of common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Our articles of incorporation do not provide for cumulative voting in the election of directors. Holders of common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, the holders of our common stock shall be entitled to share equally, on a per share basis, in all assets remaining after the payment of any liabilities.

Preferred Stock

Our amended and restated articles of incorporation filed with the Nevada Secretary of State on July 2, 2026 authorize a total of 1,000,000,000 shares of preferred stock. As of the date of this prospectus, we have no shares of preferred stock issued or outstanding.

Under the terms of our amended and restated articles of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

Exchange Listing

Our common stock is listed for trading on Nasdaq under the trading symbol “QNME.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transhare Corporation.

Our Bylaws and Articles of Incorporation

The following summary of certain provisions of our amended bylaws and articles of incorporation, is qualified by reference to our amended bylaws and articles of incorporation that are filed as exhibits to the registration statement of which this prospectus forms a part and the applicable provisions of Nevada law.

Our Board of Directors

Under our amended articles of incorporation, the number of directors may be increased or decreased to any number of full-age members by a majority vote of the stockholders as provided in our bylaws, but such number of members shall not be increased above the maximum of ten (10) full-age members nor decreased below a minimum of one (1) full-age member. We currently have five member on our board of directors.

Removal of Directors

Pursuant to the amended bylaws, any one or more of the directors may be removed either with or without cause at any time by the vote or written consent of the shareholders representing not less than two-thirds (2/3) of the issued and outstanding capital stock entitled to voting power.

Special Meetings of Stockholders

Pursuant to the amended bylaws, special meetings of the stockholders shall be held at the registered office of the Company or at such other place as shall be specified or fixed in a notice thereof. Such meetings of the stockholders may be called at any time by the chief executive officer, president or secretary, or by a director, and shall be called by the president on the written request of the holders of record of at least 10% of the number of shares of the Company then outstanding and entitled to vote, which written request shall state the object of such meeting.

Action by Written Consent of the Stockholders in Lieu of a Meeting

Pursuant to our amended bylaws and NRS 78.320, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a written consent setting forth the action so taken is signed by stockholders holding at least a majority of the voting power, except that, if a different proportion of voting power is required for such action at a meeting, written consents representing such proportion of the voting power will be required.

Amendment to Our Bylaws

Pursuant to our amended bylaws, the bylaws may be altered, amended or repealed, and new bylaws may be adopted, at any annual or special meeting of stockholders by the affirmative vote of stockholders holding a majority of the voting power of the shares entitled to vote thereon. The bylaws may also be altered, amended or repealed, and new bylaws may be adopted, by the Board of Directors at any regular or special meeting at which a quorum is present, provided that notice of any proposed amendment or repeal is included in the notice of any special meeting. Any amendment adopted by the Board of Directors may not be inconsistent with or contrary to any amendment adopted by the stockholders.

Amendment to Our Articles of Incorporation

Pursuant to our amended articles of incorporation, the affirmative vote of holders of at least fifty percent (50%) of the outstanding voting power of the Company is required to amend, alter, change or repeal any provision of our Articles of Incorporation, except as otherwise provided by applicable Nevada law.

Acquisition of a Controlling Interest

Sections 78.378 through 78.3793 of the NRS govern certain acquisitions of a controlling interest in qualifying Nevada corporations and generally restrict an acquiring person’s ability to exercise voting rights with respect to control shares unless such voting rights are approved by the corporation’s stockholders. The NRS permits a corporation to opt out of these provisions through its articles of incorporation or bylaws. Our amended bylaws provide that these sections regarding acquisition of a controlling interest shall not apply to us.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, the term “debt securities” means any debentures, notes, bonds and other evidences of indebtedness that Quanome may issue under this prospectus, as supplemented, from time to time. The debt securities may consist of senior debt securities, senior subordinated debt or subordinated debt securities. Quanome may also issue convertible or exchangeable debt securities. Debt securities may be issued under one or more indentures (each, an “Indenture”) entered into between Quanome and a trustee to be named therein. Convertible or exchangeable debt securities may be issued under an Indenture or pursuant to separate agreements, as described in the applicable prospectus supplement. Each Indenture will be qualified under the Trust Indenture Act of 1939, as amended.

The form of Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. Any supplemental indenture or other instrument establishing the terms of a particular series may be filed by amendment or incorporated by reference from a subsequently filed report. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indenture and the debt securities will be summaries thereof, will not be complete and will be subject and qualified in their entirety by reference to all of the provisions of the Indenture (and any amendments or supplements Quanome may enter into from time to time which are permitted under the Indenture) and the debt securities.

Quanome may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, Quanome may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should particular debt securities evidence unsecured indebtedness, holders of secured indebtedness, if any, generally would be entitled to receive payment from the assets securing such indebtedness before those assets could be used to satisfy claims of holders of the unsecured debt securities.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which Quanome will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon Quanome pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if Quanome possesses the option to do so, the periods within which and the prices at which Quanome may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	Quanome’s obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which Quanome will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at Quanome’s option and, if other than by a board resolution, the manner in which any election by Quanome to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●

the portion, or methods of determining the portion, of the principal amount of the debt securities which Quanome must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●

any deletions from, modifications of or additions to the events of default or Quanome’s covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on Quanome’s ability to incur debt, redeem stock, sell Quanome’s assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions may apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for Quanome’s common stock, or other securities or property;

●	whether Quanome are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material United States federal income tax considerations applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplement, in foreign currencies, or units based on or related to foreign currencies;

●

any right Quanome may have to satisfy, discharge and defease Quanome’s obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indenture, by depositing money or U.S. government obligations with the trustee of the Indenture;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, Quanome will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, Quanome may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. Quanome will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

Quanome may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how Quanome will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and any material United States federal income tax considerations.

The applicable Indenture generally will permit Quanome and the trustee to amend or supplement the Indenture with the consent of the holders of a majority in principal amount of the affected series, subject to any higher threshold established for that series. Certain changes, including changes to principal, stated maturity, interest or premium, the currency of payment, or a holder’s right to institute suit for payment, generally will require the consent of each affected holder. The applicable Indenture may also permit certain amendments without holder consent, including amendments to establish the terms of a series, cure ambiguities, add covenants or guarantees, provide collateral, appoint a successor trustee or make changes that do not materially adversely affect holders.

Unless otherwise provided in the applicable prospectus supplement, events of default under the applicable Indenture may include a default in the payment of principal or premium when due, a default for the applicable period in the payment of interest, a failure to perform other covenants following notice and expiration of the applicable cure period, and certain events of bankruptcy or insolvency. The applicable prospectus supplement may provide for additional, different or fewer events of default with respect to a particular series.

The applicable Indenture generally will restrict Quanome from consolidating or merging with or into another person, or transferring all or substantially all of its assets and the assets of its subsidiaries, taken as a whole, unless Quanome is the surviving entity or the successor assumes Quanome’s obligations under the applicable debt securities and Indenture and the other conditions specified in the Indenture are satisfied.

The applicable Indenture may permit Quanome to satisfy and discharge its obligations with respect to a series of debt securities, or to effect defeasance or covenant defeasance, by depositing with the trustee money or qualifying government obligations sufficient to pay the amounts due on the debt securities, subject to the conditions specified in the applicable Indenture.

This summary of any debt securities offered is not complete. For the terms of particular debt securities, you should refer to the prospectus supplement for those securities and the Indenture, if any, for those securities.

DESCRIPTION OF WARRANTS

Quanome may issue warrants for the purchase of Quanome’s common stock, preferred stock, or debt securities, or any combination thereof. Warrants may be issued independently or together with Quanome’s common stock, preferred stock, or debt securities and may be attached to or separate from any offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between Quanome and a warrant agent identified in the applicable prospectus supplement. If we appoint a warrant agent, the warrant agent will act solely as Quanome’s agent in connection with such warrants, and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to a particular series of warrants to purchase our common stock, preferred stock, or debt securities will describe the terms of the warrants, including some or all of the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the common stock, preferred stock, or debt securities, including any conversion rights that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●

the number of shares of common stock or preferred stock or the principal amount of debt securities that may be purchased upon exercise of a warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the dates on which the right to exercise the warrants will commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, whether warrants represented by certificates, or debt securities that may be issued upon exercise of such warrants, will be issued in registered or bearer form;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the anti-dilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions;

●	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable warrants. These descriptions do not restate those warrants in their entirety and may not contain all the information that you may find useful. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants, the form of warrants and the form of warrant agreement, if any, for that particular series.

DESCRIPTION OF RIGHTS

Quanome may issue rights to purchase Quanome’s securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, Quanome may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between Quanome and one or more banks, trust companies or other financial institutions, as rights agent. Quanome will name such agent in the applicable prospectus supplement. The rights agent will act solely as Quanome’s agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights Quanome offers will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any material United States federal income tax considerations; and

●	any other terms of the rights.

If less than all of the rights issued in any rights offering are exercised, Quanome may offer any unsubscribed securities directly to persons other than Quanome’s security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

This summary of any rights offered is not complete. For the terms of particular rights, you should refer to the prospectus supplement for those rights, the form of rights certificate and the form of rights agreement, if any, for those rights.

DESCRIPTION OF UNITS

Quanome may issue units comprised of shares of common stock, preferred stock, debt securities, rights and/or warrants in any combination. Quanome may issue units in such amounts and in as many distinct series as Quanome wishes. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If Quanome issues units, they may be issued under one or more unit agreements to be entered into between Quanome and a bank or other financial institution, as unit agent. If Quanome issues units, the forms of unit certificate and unit agreement, if any, relating to such units will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, or at any time before a specified date, or at any time. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement;

●	the price or prices at which such units will be issued;

●	any material United States federal income tax considerations;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any other terms of the units and of the securities comprising the units.

This summary of any units offered is not complete. For the terms of particular units, you should refer to the prospectus supplement for those units, the form of unit certificate and the form of unit agreement, if any, for those units.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer. Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any shares of Common Stock will be listed on the Nasdaq, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

We are being represented by Sunsea Law Group P.C. with respect to certain legal matters as to United States federal securities law and New York State law. Certain legal matters as to Nevada State law will be passed upon for us by Flangas Law Group. Sunsea Law Group P.C. may rely upon Flangas Law Group with respect to matters governed by Nevada State law.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2025 of Quanome Technologies, Inc. (formerly known as Lakeside Holding Limited), have been so incorporated in reliance upon the report of ZH CPA, LLC, Quanome’s current auditors, both independent registered public accounting firms, given upon their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://www.lakeside-holding.com/. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the years ended June 30, 2025, filed with the SEC on October 14, 2025.

●	Our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2025, December 31, 2025 and March 31, 2026, filed with the SEC on November 19, 2025, February 19, 2026, and May 19, 2026, respectively.

●	Our Current Reports on Form 8-K filed with the SEC on July 1, 2025, July 2, 2025, July 22, 2025, July 28, 2025, August 1, 2025, August 8, 2025, August 11, 2025, August 21, 2025, September 2, 2025, October 3, 2025, October 6, 2025, December 2, 2025, December 19, 2025, January 5, 2026, January 9, 2026, February 18, 2026, June 5, 2026, July 7, 2026, July 10, 2026, and August 4, 2026.

●	Our Definitive Proxy Statements on Schedule 14A, filed with the SEC on November 5, 2025 and January 30, 2026.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Quanome Technologies, Inc.

1475 Thorndale Avenue, Suite A

Itasca, Illinois 60143

(224) 446-9048

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

Quanome Technologies, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

PROSPECTUS

____________, 2026

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee		$16,572
FINRA filing fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing fees and expenses	$	*
Transfer agent fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers

Nevada Law

Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation or he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation or he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Charter Provisions of the Company

The Company’s articles of incorporation provide that the Company shall provide indemnification to its directors and officers to the maximum extent permitted by law. The Company shall pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount even if it is ultimately determined that he or she is not entitled to indemnification by the Company. The Company is permitted by the articles of incorporation to purchase and maintain insurance in connection with its indemnification obligations. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, Senmiao has been advised that the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth in the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method 6.5 used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	If the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8)	(i) To use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (ii) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(9)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(10)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(11)	That:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 16. Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth in the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes.

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

EXHIBIT INDEX

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement
3.1	Certificate of Amendment to the Articles of Incorporation of the Registrant, dated July 2, 2026	8-K	001-42140	3.1	July 7, 2026
3.2	Amended and Restated Articles of Incorporation of the Registrant	8-K	001-42140	3.2	July 7, 2026
3.3	Certificate of Amendment to the Articles of Incorporation of the Registrant, dated July 31, 2026	8-K	001-42140	3.1	August 4, 2026
3.4	Bylaws of the Registrant	S-1	333-278416	3.3	April 1, 2024
3.5	Amendment No. 1 to the Bylaws of the Registrant	8-K	001-42140	3.2	August 4, 2026
4.1	Form of Common Stock Certificate					X
4.2*	Form of Preferred Stock Certificate
4.3	Form of Indenture, between the Registrant and one or more trustees to be named					X
4.4*	Form of Debt Securities
4.5*	Form of Common Stock Warrant Agreement and Warrant Certificate
4.6*	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.7*	Form of Rights Agreement
4.8*	Form of Unit Agreement
5.1	Opinion of Flangas Law Group					X
5.2	Opinion of Sunsea Law Group P.C.					X
23.1	Consent of ZH CPA, LLC					X
23.2	Consent of Flangas Law Group (included in Exhibit 5.1 hereto)
23.3	Consent of Sunsea Law Group P.C. (included in Exhibit 5.2 hereto)					X
24.1	Power of Attorney (included on the signature pages to this registration statement)					X
25.1**	Statement of Eligibility of Trustee under the Indenture
107	Filing Fee Table					X

*	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

**	To be filed, if necessary, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Itasca, State of Illinois, on this 4th day of August 2026.

Quanome Technologies, Inc.

By:	/s/ Yang Li
Name:	Yang Li
Title:	Chief Executive Officer

POWER OF ATTORNEY

We the undersigned executive officers and directors of Quanome Technologies, Inc. (formerly Lakeside Holding Limited), hereby severally constitute and appoint Yang Li, our true and lawful attorney with full power to him, to sign for us and in our names in the capacities indicated below the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as executive officers and directors to enable Quanome Technologies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Yang Li	Director and Chief Executive Officer	August 4, 2026
Yang Li	(Principal Executive Officer)

*	Director and Chief Financial Officer	August 4, 2026
Long (Leo) Yi	(Principal Financial and Accounting Officer)

*	Independent Director	August 4, 2026
Aik Siang Goh

*	Independent Director	August 4, 2026
Zhengyi (Janice) Fang

*	Independent Director	August 4, 2026
Xiaoou Li

*By:	/s/ Yang Li
Yang Li
Attorney-in-Fact